Exhibit 99.1

2009-2013 Projection Summary

2009-2013 Financial Projections ($mm)

	2009		2010		2011		2012		2013

Gross Revenue	$1,886.7		$1,913.2		$1,986.9		$2,054.5		$2,124.3

Value Added Revenue	1,223.7		1,249.2		1,298.9		1,345.6		1,394.0

EBITDA (Pre-Synergy)	$145.0		$152.1		$167.4		$180.0		$193.3

Synergies	52.5		71.9		75.9		80.4		80.4

Contingency	(17.5)		(34.0)		(20.0)		(10.0)		(10.0)

Consolidated EBITDA	$180.1		$190.0		$223.3		$250.4		$263.6

Memo: EBITDA - Net Income Reconciliation

EBITDA	$180.1		$190.0		$223.3		$250.4		$263.6
Depreciation & Amortization	(66.0)		(69.5)		(68.0)		(67.2)		(67.2)
Synergy Implementation Costs	(14.8)		(12.4)		(4.3)		—		—
EBIT	99.3		108.1		151.0		183.2		196.4
Interest and Financing	(156.1)		(165.0)		(177.0)		(180.6)		(187.7)
Amortization of Financing Fee	(4.0)		(4.0)		(4.0)		(2.0)		—
Management Fees	0.7		0.7		0.7		0.7		0.7
Pre Tax Income	(60.1)		(60.2)		(29.3)		1.3		9.4
Gain / Loss on Asset Sales	(0.8)		—		—		(0.1)		—
Taxes	21.9		22.8		11.1		(0.5)		(3.6)
Net Income	$(39.0)		$(37.4)		$(18.2)		$0.7		$5.8

First Lien Debt / EBITDA	2.7	x	2.7	x	2.1	x	1.6	x	1.3	x
Total Debt / EBITDA	6.0	x	6.0	x	5.2	x	4.6	x	4.4	x
EBITDA / Cash Interest	1.7	x	1.7	x	1.9	x	2.1	x	2.2	x

EBITDA (Pre-Synergy) Margins
Margin as % of Gross	7.7%		7.9%		8.4%		8.8%		9.1%
Margin as % of VAR	11.9%		12.2%		12.9%		13.4%		13.9%

Consolidated EBITDA Margins
Margin as % of Gross	9.5%		9.9%		11.2%		12.2%		12.4%
Margin as % of VAR	14.7%		15.2%		17.2%		18.6%		18.9%

Note:	These financial measures are not defined by generally accepted accounting principals and consequently these are referred to as non-GAAP measures

Note:

EBITDA is not a measure of financial performance in accordance with accounting principles generally accepted in the United State of America ("GAAP"). You should not consider it an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Our calculation of EBITDA may be different from the calculation used by other companies and therefore comparability may be limited. EBITDA figures exclude costs to implement synergies

SIGNIFICANT COST SAVINGS FROM MERGER

Intense focus on realizing synergy opportunities derived from combining both operations as well as additional strategic cost reductions from Merger Integration Plan

•                 Focused program to achieve synergies

•                  Reduce corporate overhead by $19.2 mil.

•                  Freight and procurement synergies of $19.7 mil.

•                  Optimize premedia operations for $5.7 mil. savings

•                  Consolidate and optimize insert plants for $19.7 mil. savings

•                  Optimize Sales operations for $5.6 mil. savings

•                  Optimize technology solutions operation for $1.1 mil. savings

•                 High confidence that synergies will be achieved

•                  Merger and Integration planning has occurred over the last three months, assisted by Vertis and ACG’s management team and external integration and financial experts (FTI)

•                  Detailed timeline for phasing in synergies

•                 Additional opportunities

•                  Customer and product optimization

•                  Further capacity utilization improvement

•                  Drive lean and continuous improvement and best practices across combined company

Synergy Summary

($MM)	Synergies	Cost to Achieve
2008 Dollars	$71.0	$65.0
2012 Dollars	80.4	68.5

Value Creation

($MM)
2012 Synergies	$80.4
EBITDA Multiple	6.5	x
Value Creation	$522.6
Less: Cost to Achieve	68.5
Net Value Creation	$454.1

CAPTURE MERGER SYNERGIES — SIGNIFICANT COST SAVINGS

Overview of Cost Savings ($ millions)

	Q4 2008	2009	2010	2011	2012	Cost to Implement
Expected Synergies:
Corporate and Division Overhead	$1.2	$12.6	$17.0	$19.3	$19.3	$(12.8)
Inserts Plant Consolidation and Optimization	0.5	14.1	18.1	17.7	19.8	(45.2)
Sales Force	1.3	5.6	5.6	5.6	5.6	(3.4)
Procurement & Freight	—	12.9	19.7	19.7	19.7	(0.5)
Premedia Optimization	0.1	4.3	5.6	5.7	5.7	(2.7)
Technology Solutions	0.1	0.8	67.0	1.1	1.1	(0.4)
Subtotal	3.2	50.3	67.0	69.1	71.2	(65.0)
Growth in cost base	—	2.3	4.9	7.0	9.3	(3.4)
Total Expected Synergies	$3.2	$52.6	$71.9	76.1	$80.5	$(68.4)

CAPTURE MERGER SYNERGIES — COST TO IMPLEMENT COST SAVINGS & SYNERGIES

Overview of Cost to Implement ($ millions)

	Q4 2008	2009	2010	2011	2012	Total
Cost to Implement:
Corporate and Division Overhead	$(1.1)	$(7.2)	$(3.7)	$(0.9)	$—	$(12.9)
Inserts Plant Consolidation and Optimization	(9.4)	(8.6)	(22.2)	(4.9)	—	(45.1)
Sales Force	(1.9)	(1.5)	—	—	—	(3.4)
Procurement & Freight	(0.1)	(0.4)	—	—	—	(0.5)
Premedia Optimization	(0.1)	(2.4)	(0.2)	—	—	(2.7)
Technology Solutions	(0.2)	(0.2)	(0.0)	(0.0)	—	(0.4)
Subtotal	(12.8)	(20.3)	(26.1)	(5.8)	—	(65.0)
Growth in cost base	—	(0.9)	(1.9)	(0.6)	—	(3.4)
Total Cost	$(12.8)	$(21.2)	$(28.0)	$(6.4)	$—	$(68.4)
Operating Costs	$(12.4)	$(13.9)	$(10.5)	$(3.7)	$—	$(40.5)
Capex	(0.4)	(6.3)	(15.7)	(2.2)	—	(24.6)
Growth in cost base	—	(0.9)	(1.9)	(0.6)	—	(3.4)
Categories of costs	$(12.8)	$(21.1)	$(28.1)	$(6.5)	$—	$(68.5)